Exhibit 5.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Satellos Bioscience Inc. (the Company) of our Independent Auditor’s Report dated March 25, 2025 relating to the consolidated financial statements of the Company, which appears in Exhibit 4.3 to this Form F-10.

We also consent to the reference to us under the heading, “Auditors” in such Registration Statement on Form F-10.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

February 5, 2026